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                                                                      EXHIBIT 21

                         EDO CORPORATION'S SUBSIDIARIES

                               ACTIVE SUBSIDARIES

                                         STATE OR COUNTRY OF              NAMES UNDER WHICH
                                           INCORPORATION OR                SUBSIDIARY DOES
              SUBSIDIARY                     ORGANIZATION                     BUSINESS
              ----------                 -------------------   --------------------------------------
CAS Inc.                                 Alabama

Darlington Inc.                          Delaware              Darlington of Virginia, Inc.

EDO Artisan Inc.                         New Jersey

EDO Communications and Countermeasures   California
Systems Inc.

EVI Technology, LLC                      Delaware              EDO EVI

EDO MBM Technology Limited               United Kingdom

EDO MTech Inc.                           Pennsylvania          EDO MTech

EDO Professional Services Inc.           Virginia

EDO Reconnaissance and Surveillance      Delaware
Systems, Inc.

EDO Rugged Systems Limited               United Kingdom

EDO (UK) Limited                         United Kingdom

EDO Western Corporation                  Utah                  EDO Electro-Ceramic Products

Fiber Innovations, Inc.                  Massachusetts

Impact Science & Technology Inc.         New Hampshire

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
NexGen Communications LLC                Virginia

Specialty Plastics, Inc.                 Louisiana             EDO Specialty Plastics